Workhorse Appoints John Graber as President of its Aerospace Operations

CINCINNATI, April 21, 2021 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, announced today that it has appointed John Graber to the newly created tile of “President – Aerospace,” effective April 20, 2021. Prior to his appointment, Graber had been leading the development of the Company’s HorseFlyTM last-mile drone delivery program since March 2020. The President – Aerospace role will oversee Workhorse’s Unmanned Aerial Systems businesses and will report directly to the Company CEO.
Graber brings decades of C-level experience at public and private companies engaged in the aerospace industry, where he specialized in corporate strategy, business development and M&A. Prior to his time at Workhorse, Graber was Managing Partner of Master Aviation Group. He has also served as President and CEO of Global Aviation Holdings, President of CHC Helicopter Services, President of ABX Air, and Senior Vice President and Managing Director of ATA Airlines. Graber flew as an aviator for the U.S. Army for 21 years and is a veteran of Operation Desert Storm.
He holds a Master of Business Administration from the University of Notre Dame and Bachelor of Arts in Humanities/Humanistic Studies from Thomas Edison State University.
“John has played a crucial role in the development of our HorseFlyTM system and Aerospace division over the past few years, and this expansion of his oversight and duties is well deserved,” said Workhorse CEO Duane Hughes. “Safe, reliable, and efficient operations drive everything we do in the last-mile space. As an experienced senior executive with deep subject matter expertise, John understands our goal better than anyone. 2021 will be a major development year for our Aerospace operations. Over the next 12 months, we’ll be working to advance HorseFlyTM through the FAA Type Certification process, confirm our designs, and build more aircraft systems than we have before. And we have the right team in place to get the job done.”

Graber added: “I’m looking forward to taking on an expanded role within the Workhorse organization and to lead our efforts at the next frontier of last-mile delivery. Workhorse Aerospace exists to enable our customers to safely, reliably, and autonomously fly a practical payload a meaningful distance, making the entire delivery process more effective and efficient. I appreciate this vote of confidence from Duane and our senior leadership and will continue to work with our teams to further our mission of changing the way the world works.”

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

Mike Dektas
Creative Storm PR
513-266-3590
mike@creativestorm.com

Prosek Partners
Pro-Workhorse@Prosek.com

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com